Exhibit _______

When recorded mail to:

Terrence A. Everett, Esq.
Carlsmith Ball Wichman Case & Ichiki
555 S. Flower Street, 25th Floor
Los Angeles, CA 90071

________________________________________________________________________________

                            INTERCREDITOR AGREEMENT

     This Intercreditor Agreement (this "Agreement"), dated as of May ___, 1997, is entered into by and among Richard Kelley ("Kelley" or the "Lender"), Richard Tam ("Tam") and PMJ Enterprises, Inc., a Nevada corporation ("PMJ").

                                    RECITALS

     A. Nevstar Gaming Corporation, a Nevada Corporation ("Borrower") owns the real property which is described in Exhibit A, attached hereto (the "Property") and is in the process of constructing improvements on the Property.

     B. Pursuant to that Amended and Restated Convertible Loan Agreement dated as of April 18, 1996 between Borrower and Kelley (the "Loan Agreement"), Borrower has issued to Lender a certain promissory note in the principal amount of $5,750,800 (the "Note") secured by a deed of trust dated April 18, 1996 and recorded in Book 960423 as Instrument No. 00683 on April 23, 1996 with the County Recorder of Clark County, Nevada (the "Deed of Trust"); and pursuant to that certain Participation and Intercreditor Agreement between Kelley and Tam, Tam agreed to become a participant under the Loan Agreement. The obligations under the Loan Agreement, Note and Deed of Trust are collectively referred to as the "Lender Obligations".

     C. PMJ has advanced certain funds to Borrower in the amount of $1,058,000, which is evidenced by two promissory notes in the amount of $558,000 and $500,000 dated December 31, 1993 and May 26, 1995, respectively (the "PMJ Notes"), which notes are secured by a Deed of Trust dated May 26, 1995 (the "PMJ Deed of Trust") which is recorded on May 26, 1995 in Book 950526 as Instrument No. 00132
 in the official records of the Clark County Recorder, State of Nevada.
The obligations under the PMJ Notes, as twice amended, and the PMJ Deed of Trust, as twice amended, are collectively referred to as the "PMJ Obligations".

     D. The Deed of Trust constitutes a first deed of trust on the Property and the PMJ Deed of Trust constitutes a second deed of trust on the Property.

     E. In addition to the funds owed to Lender under the Lender Obligations described in recital B above, Lender also extended additional credit to Borrower, which additional advances are in the aggregate principal amount of $575,000, represented by notes in the principal amounts of $300,000, $250,000 and $25,000, secured by deeds of trust, all of which are subordinate in priority to the PMJ Deed of Trust (the "Subordinate Deeds of Trust").

     F. Concurrently herewith, PMJ is selling all of the capital stock of the Borrower owned by it to Kelley and Tam and the parties have agreed to enter into this Intercreditor Agreement to set forth the relative rights of the parties with respect to collection on the Lender Obligations and PMJ Obligations.

     NOW, THEREFORE, the parties hereby agree as follows:

     1. Notwithstanding the relative priorities of the perfection of the security interests in the Property of Borrower by Lender and PMJ, from and after the date of this Agreement, all funds payable by Borrower pursuant to the Lender Obligations and the PMJ Obligations (except for the payment of accrued interest in the amount of $114,086.59 to PMJ and the payment to Lender of previously incurred attorneys fees in the amount of approximately $50,000 upon the closing of the Borrower's initial public offering) shall be transmitted into an escrow account with Weststar Loan Servicing Corporation or such other institution agreed by the parties as escrow agent ("Escrow Agent"), subject to the terms and conditions of the escrow agreement (the "Escrow Agreement") entered into among the parties and the Escrow Agent as of the date of this Agreement, and by its execution of this Agreement, Borrower agrees to make all payments pursuant to the terms of the PMJ Obligations and the Lender Obligations (except for the $114,086.59 interest payment and the $50,000 legal fee reimbursement as aforesaid) to the Escrow Agent to be disbursed pursuant to the terms of this Agreement and the Escrow Agreement.

     2. The Escrow Agent shall collect and receive all payments from Borrower or on behalf of Borrower or as proceeds from the Property pursuant to the PMJ Obligations and Lender Obligations and, after deducting any fees due to the Escrow Agent for activities to date, shall promptly disburse same to PMJ and to Lender as follows:

     a. Until the closing of the proposed public offering of the Borrower to be underwritten by H.J. Meyers (at which time it is anticipated an interest payment in the amount of $114,086 will be made on the PMJ Notes) (the "IPO") the funds disbursed by the Escrow Agent shall be disbursed in accordance with the provisions of this paragraph 2(a). For purposes of this Section 2(a): (i) the Lender's Disbursement Amount shall be $6,505,782.70 (the sum of $5,750,800 plus accrued interest through April 30, 1997 in the amount of $754,982.70); (ii) the PMJ Disbursement Amount shall be $1,172,086.59 (the sum of $1,058,000 plus accrued interest through April 30, 1997 in the amount of $114,086.59); (iii) the Lender's Disbursement Percentage shall be 84.734% (the Lender's Disbursement Amount divided by the sum of the Lender's Disbursement Amount and the PMJ Disbursement Amount); and (iv) the PMJ Disbursement Percentage shall be 15.266% (the PMJ Disbursement Amount divided by the sum of the PMJ Disbursement Amount and the Lender's Disbursement Amount). The funds transmitted to the Escrow Agent shall be promptly disbursed to Lender and PMJ on a pro rata basis according to their respective Disbursement Percentages. Lender and PMJ represent and warrant to each other that the amounts set forth in this Section 2a are accurate and correctly reflect the descriptions thereof contained herein.

     b. After the closing of the IPO and the payment to PMJ by Borrower of $114,086 ("Adjustment Date"), the Disbursement Amounts and Disbursement Percentages shall be adjusted in accordance with the provisions of this Section 2(b). From and after the Adjustment Date: (i) the Lender's Disbursement Amount shall be adjusted to add accrued interest on Lender's $5,750,800 Note through the Adjustment Date; (ii) the PMJ Disbursement Amount shall be adjusted to subtract the $114,086 interest payment (if such payment is in fact made) and to add accrued interest on the $1,058,000 PMJ Notes through the Adjustment Date;
(iii) the Lender's Disbursement Percentage shall be recalculated using the adjusted Disbursement Amounts; and (iv) the PMJ Disbursement Percentage shall be recalculated using the adjusted Disbursement Amounts. After the Adjustment Date unless otherwise agreed in writing by Lender and PMJ, the Disbursement Amounts and the Disbursement Percentages shall be fixed until the PMJ Obligations (including all principal and accrued interest thereunder) have been paid in full. PMJ agrees that after all PMJ Obligations have been received by PMJ in full, the obligations of Lender to PMJ pursuant to this Agreement shall have been satisfied, and PMJ will, if requested by Lender, immediately execute a termination of this Agreement and the Escrow Agreement. In the event that, notwithstanding the payment in full of the amount of all PMJ Obligations to PMJ, any amounts remain due from the Company pursuant to the PMJ Obligations, PMJ agrees to assign to Lender all of its rights to such remainder. Further, in the event that the Lender Obligations have been received by Lender in full, but there remains an outstanding balance due from Borrower on the Lender Obligations, Lender agrees to assign to PMJ all of its rights to such remainder, and Tam agrees to consent to such assignment and be bound thereby.

     3. The Lender and PMJ agree that each shall act as agent for the other to the extent of any proceeds received by them from the Borrower or on Borrower's behalf (except for the $114,086.59 interest payment and the $50,000 legal fee reimbursement) on account of the Lender Obligations or the PMJ Obligations (which the recipient shall hold in trust for the benefit of the other until such is paid over to the Escrow Agent), and shall transmit any such funds to the Escrow Agent to be disbursed in accordance with the terms of this Agreement and the Escrow Agreement. To the extent that Lender or PMJ receives any proceeds from the Property or payments from Borrower which are subsequently recovered, set aside, deemed a preference or fraudulent conveyance, or otherwise required to be repaid under any law or principle of equity, then that part of such party's claim against the Borrower previously satisfied with such proceeds shall be deemed revived and unsatisfied.

     4. Lender hereby expressly waives any and all rights, expressed or implied, by written agreement or otherwise, to set-off or recoup any amounts required to be paid to Escrow Agent hereunder against any amounts due to Lender from PMJ or Borrower, and the parties agree that the obligations hereunder are completely independent of any other claim or obligation of each party to any other party hereto, provided, however, that Lender shall retain the right independently to assert such claims against PMJ and Borrower.

     5. Lender and PMJ shall consult with each other, prior to the declaration of a default under their respective Notes and Deeds of Trust referenced herein (including the Subordinate Deeds of Trust) and the exercise of rights thereunder and shall consult with each other thereafter as the parties proceed to realize upon the collateral encumbered by the respective Deeds of Trust. This requirement to consult with each other shall not be construed to require the approval of either party to the other party's intended action as permitted hereunder. In the event Lender or PMJ intend to declare a default in accordance with the provisions of the respective documentation governed by this Intercreditor Agreement, they shall notify the other party in writing of such intent and shall not declare a default (except where the circumstances require immediate action) until five business days have passed from the date of notice to the other party. If the other party so requests, the party which is declaring the default will, unless an emergency situation exists or the value of the collateral requires protection, not take steps to foreclose upon or realize upon the collateral or record a notice of default (except to preserve the value of such pending a realization on same) for a period of up to 10 business days from the date of notice to the other party (the "Standstill Period"); provided, however, that the party so requesting the standstill shall likewise take no such action during the Standstill Period. After the expiration of the Standstill Period, either party shall be free to pursue foreclosure or realization upon the collateral encumbered under the respective Deeds of Trust, subject to the obligations set forth in this Section to consult with the other party with respect to same. Provided further, that any and all proceeds received from any foreclosure, net of the reasonable costs and expenses of such proceeding, shall be paid to the Escrow Agent to be disbursed in accordance with the terms of the Escrow Agreement as set forth herein. Notwithstanding the standstill provision hereinabove, either party may declare a default after the five business day notice period, but prior to expiration of the Standstill Period upon the dissolution of, termination of existence of, appointment of a receiver, trustee, custodian or similar fiduciary of, assignment for the benefit of creditors or the commencement of any proceedings under any bankruptcy laws by or against Borrower or if either party has evidence which reasonably leads such party to conclude that Borrower has transferred the Property or committed fraud in respect to the PMJ Obligations or the Lender's Obligations or the Subordinate Deeds of Trust.

     6. The Lender and PMJ agree that each shall provide the other and the Escrow Agent with a copy of all notices of default to Borrower on the same date as provided to Borrower.

     7. Notwithstanding any other provision hereof, in the event that the Lender has declared a default and has moved to foreclose under the Deed of Trust or the Subordinate Deeds of Trust, if requested in writing by PMJ, Lender will permit PMJ to schedule a foreclosure sale of the Property under the PMJ Deed of Trust prior to the foreclosure sale for the Property under the Deed of Trust or the Subordinate Deed of Trust, provided that PMJ shall move expeditiously and record a proper notice of default under the PMJ Deed of Trust within 30 days of the date that the Lender delivers a copy to PMJ of any notice of default under the Deed of Trust or the Subordinate Deed of Trust and that PMJ schedule a foreclosure sale as soon as practical after the legal cure period has expired. In all such cases, all proceeds from foreclosure or realization upon the collateral under the PMJ Deed of Trust, the Deed of Trust or the Subordinate Deeds of Trust shall be paid to the Escrow Agent to be disbursed in accordance with the terms hereof.

     8. In the event the Lender or PMJ or their nominee becomes the owner of the Property through a credit bid in the foreclosure sale or otherwise as a result of a notice of default, such party shall hold the Property in trust for the benefit of Lender and PMJ pursuant to the terms of this Agreement. Lender or PMJ holding the Property shall not further encumber, sell, alienate, hypothecate or otherwise dispose of the Property or any interest therein without the consent of the other party except in accordance with the terms of this Agreement. Upon receipt of the Property, the parties shall consult with each other with respect to the best method of achieving a full repayment of all fees, costs, interest and principal owing to the parties hereunder under the Lenders Obligations and the PMJ Obligations. If the parties cannot mutually agree as to dealing with the Property, then either party shall have the right to cause the Property to be put up for sale with a recognized broker provided that the minimum sale price shall not be less than an amount equal to that which would net to the parties sufficient money to pay all fees, costs, charges, principal and interest due under the PMJ Obligations and Lender Obligations and both parties shall be obligated to sell the Property free and clear of their respective Deeds of Trust if a bona fide cash offer is made which will net the parties such amounts. Provided further, that despite attempts at a sale, in the event that the Property has not been sold under this Section and the Lenders Obligations or the PMJ Obligations have not been repaid within two years after the date in which the Property was obtained by credit bid, then either party shall have the right upon notice to the other to cause the party holding the Property in trust for the parties to put the Property up for sale through a public auction process with reasonable publicity for sale to the highest cash bidder at which there shall be no minimum price except that which is mutually agreed between the parties. The proceeds from any such sale shall be deposited with the Escrow Agent and disbursed pursuant to the provisions of Section 2 hereof.

     9. Each of Lender and PMJ will, upon the request of the other, from time to time, execute and deliver or cause to be executed and delivered such further instruments and do or cause to be done such further acts as may be necessary or proper to carry out more effectively the provisions of this Agreement. Lender and PMJ acknowledge that any additional extensions of credit by either of them to Borrower will have no effect whatsoever on the Disbursement Percentages set forth in Section 5 hereof, and neither party shall have the right, without the written consent of the other, to take any actions which shall in any way alter or affect the Disbursement Percentages set forth in Section 5 hereof without the prior written consent of the other.

     10. Neither the execution and delivery of this Agreement nor any interest of the Lender or PMJ or any of them, that they may now or hereinafter have in all or any part of the Property, shall be construed as creating a partnership, joint venture or other joint enterprise between the Lender and PMJ.

     11. PMJ hereby agrees to subordinate the PMJ Deed of Trust and the PMJ Notes to the Lender's Subordinate Deeds of Trust so that the Subordinate Deeds of Trust will be prior to the encumbrance in favor of PMJ subject, in all circumstances, to PMJ having a right to continue the benefits of this Intercreditor Agreement with respect to the Lender's Obligations and the Lender's Subordinate Deeds of Trust; provided, however, that such subordination shall not be effective unless and until PMJ receives: (i) a fully executed mortgage modification indorsement no. 110.5 issued by Fidelity National Title Insurance Company ("Fidelity") indorsing its title insurance policy relating to its Deed of Trust; (ii) a fully executed subordination indorsement no. 111.2 issued by Fidelity indorsing the title policy referred to in (i) above; and
(iii) a preliminary commitment for title insurance (lender's policy) issued by Fidelity showing the PMJ Deed of Trust as a valid, enforceable lien against the Property, subject only to current real estate taxes and Lender's Obligations and the Subordinate Deeds of Trust. Lender shall have no obligation to pay for any such title insurance matters. PMJ agrees to execute any and all documents reasonably requested by Lender or the Title Insurance Company in order to effect such subordination.

     12. Any provision of this Agreement may be waived, modified or amended by a writing signed by PMJ and the Lender. This Agreement shall be binding upon and enure to the benefit of the Lender, PMJ and their respective successors and permitted assigns. Lender and PMJ agree that notwithstanding any provision in the Lender Obligations, the Subordinate Deeds of Trust or the PMJ Obligations, neither Lender nor PMJ will sell, transfer, convey, assign, license, create a security interest in or otherwise dispose of any of the Lender Obligations or the Subordinate Deeds of Trust, or the PMJ Obligations without the prior written consent of the other party; provided, however, that Lender may pledge its rights under the Lender Obligations and Subordinate Deeds of Trust to Bank of Hawaii to secure repayment of the funds borrowed to make such loans, subject to the security interest of PMJ under the Note Pledge Agreement between Lender and PMJ dated the date hereof.

     13. This Agreement shall in all respects be governed by the substantive laws of the State of Nevada as such laws are applied through agreements between Nevada residents entered into and to be performed entirely within the State of Nevada.

     14. Notwithstanding the priorities established pursuant to the recordation of PMJ Deed of Trust, the Deed of Trust, and Lender's Subordinate Deeds of Trust, the relative interests of the Lender and PMJ in the Property shall be governed solely by this Intercreditor Agreement and the Escrow Agreement. Under no circumstances shall any term in this Intercreditor Agreement be deemed a modification of the PMJ Deed of Trust, the Deed of Trust or the Subordinate Deeds of Trust.

     15. In the event either party hereto incurs costs or attorneys' fees in enforcing the provisions hereof, the non-prevailing party shall promptly reimburse the prevailing party for all such costs and reasonable attorneys' fees so incurred.

     16. This Agreement may be executed in several counterparts and by the parties hereof on separate counterparts and each counterpart when so executed and delivered, shall constitute an original agreement and all such separate counterparts shall constitute but one and the same agreement. This Agreement may be executed and executed copies may be sent by facsimile which shall be deemed the same as original copies hereof.

     17. Borrower hereby consents to the terms and provisions of this Agreement and agrees that the application of payments or proceeds pursuant to this Agreement shall be binding upon it.

     18. Richard Tam hereby consents to the execution and delivery of this Agreement and the Escrow Agreement and the other transactions entered into between Lender, PMJ and Borrower concurrently herewith, and acknowledges his intent to be bound thereby.

     19. Nothing in this Agreement is intended to affect or limit, in any way whatsoever, the security interest which each of the parties hereto has in any property of Borrower or any other person, insofar as the rights of Borrower or any other person or third parties are involved. The parties hereto specifically reserve any and all of their respective rights, security interests and rights to assert security interests as against any third party.

     20.  Notices shall be sent to the parties as follows:

     Richard Kelley
     4800 S. Lafayette Street
     Englewood, CO 80110-7011

     PMJ:

     PMJ Enterprises, Inc.
     9901 S. Western, Suite 205
     Chicago, Illinois 60643
     Attention: Patrick Shannon

and shall be effective upon actual receipt (by fax, or nationally recognized courier).

     21. If Lender or PMJ shall enforce its rights or remedies in violation of the terms of this Agreement, Borrower, by its execution of the acknowledgment set forth below, agrees that it shall not use such violation as a defense to any action, default or foreclosure proceeding pursued by either Lender or PMJ nor assert such violation as a counterclaim or basis for setoff or recoupment against either Lender or PMJ.

     IN WITNESS WHEREOF, Kelly, Tam and PMJ have caused this Agreement to be duly executed and delivered as of the date written above.

                                          "Lender"


                                          ___________________________________
                                          Richard Roy Kelley


                                          ___________________________________
                                          Richard Tam

                                          PMJ Enterprises, Inc.


                                          By:________________________________
                                             Patrick Shannon, President

     Nevstar Gaming Corporation hereby consents and agrees to the provisions in Sections 1, 3, 17 and 21 of this Agreement.

                                          Nevstar Gaming Corporation


                                          By:_________________________________